UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

Plains GP Holdings, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-36132	90-1005472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 713-646-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	PAA	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2026, the board of directors (the “Board”) of Plains All American Pipeline, L.P.’s (the “Registrant”) general partner, PAA GP Holdings LLC (the “Company”), appointed Cynthia B. Taylor as an independent member of the Board serving in Class III. Ms. Taylor will also serve as a member of the Compensation Committee and the Health, Safety, Environmental and Sustainability Committee. The Board has responsibility for managing the business and affairs of the Registrant and of Plains GP Holdings, L.P. (“PAGP”).

Ms. Taylor has over 30 years of energy industry experience, most recently serving as Chief Executive Officer and President of Oil States International, Inc. and as a member of the Oil States Board of Directors. She held these positions from May 2007 until her retirement from Oil States in May 2026. From May 2006 until May 2007, Ms. Taylor served as President and Chief Operating Officer of Oil States and served as Senior Vice President—Chief Financial Officer and Treasurer prior to that. From August 1999 to May 2000, Ms. Taylor was the Chief Financial Officer of L.E. Simmons & Associates, Incorporated. Ms. Taylor served as the Vice President—Controller of Cliffs Drilling Company from July 1992 to August 1999 and held various management positions with Ernst & Young LLP, a public accounting firm, from January 1984 to July 1992. Ms. Taylor was a director of the Federal Reserve Bank of Dallas from January 2020 through December 31, 2025 and served as a director of the Federal Reserve Bank's Houston Branch from 2018 to 2019. She has also served as a director of AT&T Inc. since 2013 and serves as chair of the AT&T audit committee. She received a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant.

Consistent with our compensation program for non-employee directors, Ms. Taylor will receive an annual cash retainer of $120,000 for service as a Board member. She will also receive an annual grant of phantom Class A Shares of PAGP having a market value on the date of grant equal to approximately $160,000 (based on a volume weighted average price for the 10-trading day period beginning five days before and ending five days after the ex-dividend date immediately preceding the date of grant). These annual grants will vest (become payable in Class A Shares of PAGP) one year from the date of grant and include associated distribution equivalent rights.

Item 7.01.	Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information presented under this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

On May 11, 2026, the Registrant issued a press release announcing the appointment of Ms. Taylor to the Board of the Company. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 –	Press Release dated May 11, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS GP HOLDINGS, L.P.

Date: May 13, 2026	By: PAA GP Holdings LLC, its general partner

	By:	/s/ Richard McGee
		Name:	Richard McGee
		Title:	Executive Vice President

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